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            Exhibit 23 - Consent of Independent Public Accountants

To: Fulton Financial Corporation

As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 1997 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-35481, No. 33-5965 and File No. 33-37835.


/s/ Arthur Andersen L.L.P.

Lancaster, Pennsylvania
March 26, 1997